     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 7, 1994

                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             CKE RESTAURANTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                       33-0602639
 (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)      IDENTIFICATION NUMBER)

                          1200 NORTH HARBOR BOULEVARD
                           ANAHEIM, CALIFORNIA 92801
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                DONALD E. DOYLE
                                   PRESIDENT
                          1200 NORTH HARBOR BOULEVARD
                           ANAHEIM, CALIFORNIA 92801
                                 (714) 774-5796
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

         KENNETH R. LAMB                       JACK COSTELLO
     GIBSON, DUNN & CRUTCHER                   BROWN & WOOD
     2029 CENTURY PARK EAST              10900 WILSHIRE BOULEVARD
  LOS ANGELES, CALIFORNIA 90067        LOS ANGELES, CALIFORNIA 90024
         (310) 552-8500                       (310) 443-0200

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                        CALCULATION OF REGISTRATION FEE
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
- --------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED         PROPOSED
                                                                      MAXIMUM          MAXIMUM
    TITLE OF EACH CLASS OF SECURITIES TO           AMOUNT         OFFERING PRICE      AGGREGATE        AMOUNT OF
               BE REGISTERED                  TO BE REGISTERED       PER UNIT      OFFERING PRICE  REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------------
Debt Securities(2)..........................        (1)(2)              (3)            (1)(2)             N/A
- --------------------------------------------------------------------------------------------------------------------
Preferred Stock (Par value $.01 per
  share)....................................        (1)(4)              (3)           (1)(3)(4)           N/A
- --------------------------------------------------------------------------------------------------------------------
Depositary Shares...........................       (1)(4)(5)            (3)           (1)(3)(5)           N/A
- --------------------------------------------------------------------------------------------------------------------
Common Stock (Par value $.01 per share).....        (1)(6)              (3)           (1)(3)(6)           N/A
- --------------------------------------------------------------------------------------------------------------------
Total.......................................      $75,000,000           (3)          $75,000,000      $25,863(7)
- --------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------

(1) In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $75,000,000 (or its equivalent in foreign currency) or, if any Debt Securities are issued with original issue discount, such greater amount as shall result in an aggregate offering price of $75,000,000 (or its equivalent in foreign currency). Any securities registered hereunder (other than shares of Common Stock) may be sold separately or as units with other securities registered hereunder.

(2) Subject to Footnote (1), there is being registered hereunder an indeterminate principal amount of Debt Securities (which may be senior or subordinated).

(3) The proposed maximum offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(4) Subject to Footnote (1), there is being registered hereunder an indeterminate number of shares of Preferred Stock (par value $.01 per share) as may be sold, from time to time, by the Registrant. There is also being registered hereunder an indeterminate number of shares of Preferred Stock and Depositary Shares as shall be issuable upon conversion of Debt Securities registered hereby.

(5) Subject to Footnote (1), there is being registered hereunder an indeterminate number of Depositary Shares to be issued pursuant to Deposit Agreements. In the event the Registrant elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the Depositary under any such Deposit Agreement.

(6) Subject to Footnote (1), there is being registered hereunder an indeterminate number of shares of Common Stock as shall be issuable upon conversion of the Preferred Stock or Debt Securities registered hereby.

(7) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVENESS DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY
     NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER
     TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MARCH 7, 1994

PROSPECTUS

                             CKE RESTAURANTS, INC.

                                   SECURITIES

                            ------------------------

     CKE Restaurants, Inc. (the "Company") may offer from time to time, in one or more series, its unsecured senior debt securities (the "Senior Debt Securities"), its unsecured subordinated debt securities (the "Subordinated Debt Securities"), and shares of its Preferred Stock, par value $.01 per share (the "Preferred Stock"). The Senior Debt Securities, the Subordinated Debt Securities and the Preferred Stock are collectively referred to herein as the "Securities." The Securities will have an aggregate offering price of $75,000,000 and will be offered on terms to be determined at the time of offering.

     In the case of Senior Debt Securities or Subordinated Debt Securities (collectively, the "Debt Securities"), the specific title, the aggregate principal amount, the purchase price, the maturity, the rate and time of payment of any interest, any redemption or sinking fund provisions, any conversion provisions and any other specific term of the Debt Securities will be set forth in the accompanying supplement to this Prospectus (the "Prospectus Supplement"). In the case of Preferred Stock, the specific number of shares, designation, stated value per share, liquidation preference per share, issuance price, dividend rate (or method of calculation), dividend payment dates, any redemption or sinking fund provisions, any conversion rights and other specific terms of the series of Preferred Stock will be set forth in the accompanying Prospectus Supplement. In addition, the Prospectus Supplement will describe whether interests in the Preferred Stock will be represented by depositary shares (the "Depositary Shares") evidenced by depositary receipts. The Prospectus Supplement will also disclose whether the Securities will be listed on a national securities exchange and if they are not to be listed, the possible effects thereof on their marketability.

     Securities may be sold directly, through agents from time to time or through underwriters and/or dealers. If any agent of the Company or any underwriter is involved in the sale of the Securities, the name of such agent or underwriter and any applicable commission or discount will be set forth in the accompanying Prospectus Supplement. See "Plan of Distribution."

     The Senior Debt Securities, if issued, will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities, if issued, will be unsecured and subordinated to all present and future Senior Indebtedness (as defined) of the Company. See "Description of Debt Securities."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION NOR
       HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
         UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          , 1994

                             AVAILABLE INFORMATION

     CKE Restaurants, Inc. ("CKE Restaurants" and collectively with its subsidiaries, the "Company") is the successor corporation of Carl Karcher Enterprises, Inc. ("Enterprises") and is subject to the information requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, information statements and other information filed by the Company and Enterprises with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the Commission's regional offices in Chicago (Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661) and New York (7 World Trade Center, New York, New York 10048). Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, Judiciary Plaza, N.W., Washington, D.C. 20549, at prescribed rates.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents previously filed by Enterprises with the Commission are incorporated herein by reference:

          (1) Enterprises' Annual Report on Form 10-K for the fiscal year ended January 25, 1993;

          (2) Enterprises' Quarterly Reports on Form 10-Q for the quarters ended May 17, 1993, August 9, 1993 and November 1, 1993; and

          (3) Enterprises' Current Report on Form 8-K dated September 7, 1993.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a) and (c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the Debentures shall be deemed to be incorporated in this Prospectus by reference and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to the Office of the Senior Vice President, Chief Financial Officer, CKE Restaurants, Inc., 1200 North Harbor Boulevard, Anaheim, California 92801 (telephone number (714) 778-7109).

                                EXPLANATORY NOTE

     At a meeting to be held on March   , 1994, the shareholders of Carl Karcher
Enterprises, Inc., a California corporation ("Enterprises"), will vote upon a proposal to approve a merger whereby Enterprises will become a wholly-owned subsidiary of CKE Restaurants, Inc., a recently-formed Delaware corporation ("CKE Restaurants"), Enterprises' shareholders will become stockholders of CKE Restaurants, and CKE Restaurants will become the successor to Enterprises as a Delaware holding company. CKE Restaurants will provide overall strategic direction to both Enterprises, which will continue to manage Carl's Jr. Restaurant operations, and to Boston Pacific, Inc. ("Boston Pacific"), a subsidiary recently established by the Company to conduct its Boston Chicken Store operations. All information in the Prospectus assumes that the merger has been completed.

                                  THE COMPANY

     The Company, as a successor to a business begun in the mid-1950's, develops, operates, franchises and licenses a quick-service restaurant chain under the name "Carl's Jr." and in January 1994 acquired the rights from Boston Chicken, Inc. to develop, own and operate up to 300 Boston Chicken Stores in Southern California and metropolitan Sacramento. As of January 31, 1994, the Carl's Jr. chain, known for its charbroiled hamburgers and chicken sandwiches, consisted of 648 restaurants in operation in the Western United States and in three other countries. Of these restaurants, 376 were operated by the Company, 255 were operated by franchisees and 17 were operated by international licensees.

     CKE Restaurants was incorporated in Delaware in 1994 and became the holding company of both Enterprises, a California corporation through which the Company conducts its Carl's Jr. Restaurant operations, and Boston Pacific, a California corporation through which the Company conducts its Boston Chicken Store operations. As used herein, the Company means CKE Restaurants together with its subsidiaries, unless the context otherwise requires. The Company's principal executive offices are located at 1200 North Harbor Boulevard, Anaheim, California 92801 and its telephone number is (714) 774-5796.

                                USE OF PROCEEDS

     Except as otherwise disclosed in the accompanying Prospectus Supplement, the net proceeds from the sale of the Securities are intended to be used for general corporate purposes, which may include, among other things, investments in or extensions of credit to subsidiaries for, among other reasons building new stores and restaurants, other capital improvements and working capital; acquisitions; the development of new business; and repayment or purchase of outstanding debt.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the consolidated ratio of earnings to fixed charges for the Company for the periods indicated. The Company had no shares of preferred stock outstanding during any of the periods and had no shares of preferred stock outstanding as of the date hereof.

                                                                                                           FORTY WEEKS ENDED
                                                                  FISCAL YEAR ENDED JANUARY, (2)             NOVEMBER, (3)
                                                            ------------------------------------------     -----------------
                                                             1989     1990     1991     1992     1993       1992       1993
                                                            ------   ------   ------   ------   ------     ------     ------
Ratio of earnings to fixed charges (unaudited) (1)(4).....    2.40     1.25     1.68     1.70      .70       1.52       1.34

- ---------------

(1) The table above sets forth the ratio of earnings to fixed charges for Enterprises on an historical basis which, for accounting purposes only, upon consummation of the Merger, is considered the predecessor entity to the Company.

(2) The Company utilizes a 52 or 53 week accounting period that ends on the last Monday in January each year. Fiscal 1989 included 53 weeks of operations and ended on January 30, 1989. Fiscal years 1990,

      1991, 1992 and 1993 included 52 weeks of operations and ended on January 29, 1990, January 28, 1991, January 27, 1992 and January 25, 1993.

(3) The first three quarters of fiscal 1993 and 1994 were comprised of the 40-week periods ended November 2, 1992 and November 1, 1993.

(4) The ratio of earnings to fixed charges is expressed as the ratio of income before income taxes and cumulative effect of change in accounting principle plus fixed charges to fixed charges. Fixed charges consist principally of interest expense and the interest component of rental expense.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the Debt Securities sets forth certain general terms and provisions of the Indentures under which the Debt Securities are to be issued. The particular terms of each issue of Debt Securities, as well as any modifications or additions to such general terms that may apply in the case of such Debt Securities, will be described in the Prospectus Supplement relating to such Debt Securities. Accordingly, for a description of the terms of a particular issue of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and to the following description.

THE INDENTURES

     Senior Securities, if issued in the future, will be issued under an
Indenture dated as of March 1, 1994 between the Company and                , as
Trustee (the "Senior Indenture"). Subordinated Securities, if issued in the future, will be issued under an Indenture dated as of March 1, 1994 between the
Company and                , as Trustee (the "Subordinated Indenture"). The
Senior Indenture and the Subordinated Indenture are sometimes referred to herein collectively as the "Indentures" and individually as an "Indenture."

     The Indentures have been filed as exhibits to the Registration Statement of which this Prospectus is a part. Each Indenture is available for inspection at
the corporate trust office of                at                , New York, New
York      . The following description of the Indentures and summaries of certain provisions thereof do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the respective Indentures. All section references appearing herein are to sections of the applicable Indenture or Indentures, and capitalized terms defined in the Indentures are used herein as therein defined (unless otherwise defined herein).

     There is no requirement that future issues of debt securities of the Company be issued under either of the Indentures, and the Company is free to employ other indentures or documentation, containing provisions different from those included in the Indentures or applicable to one or more issues of Debt Securities, in connection with future issues of such other debt securities.

GENERAL TERMS OF DEBT SECURITIES

     Each Indenture provides that the Debt Securities issued thereunder may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Directors of the Company or as established in one or more indentures supplemental to such Indenture (Section 301 of the Indentures). Each Indenture also provides that there may be more than one Trustee under such Indenture, each with respect to one or more series of Debt Securities. Any Trustee under either Indenture may resign or be removed with respect to one or more series of Debt Securities issued under such Indenture, and a successor Trustee may be appointed to act with respect to such series (Section 608 of the Indentures).

     In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities issued under the same Indenture, each such Trustee shall be a Trustee of a trust under such Indenture separate and apart from the trust administered by any other such Trustee (Section 609 of the Indentures), and, except as otherwise indicated herein, any action described herein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under such Indenture.

     Reference is made to the Prospectus Supplement relating to the series of Debt Securities to be offered for the following terms thereof: (1) the title of such Debt Securities; (2) any limit on the aggregate principal amount of such Debt Securities; (3) the purchase price of such Debt Securities (expressed as a percentage of the principal amount); (4) the date or dates, or the method for determining such date or dates, on which the principal (and premium, if any) of such Debt Securities will be payable; (5) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any; (6) the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable, the Regular Record Dates for such Interest Payment Dates and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months; (7) the place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable and such Debt Securities may be surrendered for registration of transfer or exchange; (8) the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the option of the Company, if the Company is to have such an option; (9) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities will be redeemed or purchased, as a whole or in part, pursuant to such obligation; (10) if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;
(11) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined; (12) any additions, modifications or deletions in the terms of such Debt Securities with respect to the Events of Default set forth in the respective Indentures; (13) the terms, if any, upon which such Debt Securities may be convertible into shares of Common Stock, $.01 par value of the Company ("Common Stock"), or Preferred Stock of the Company and the terms and conditions upon which such conversion will be effected, including the initial conversion price or rate, the conversion period and any other provision in addition to or in lieu of those described herein; (14) whether such Debt Securities will be issued in certificated or book-entry form; (15) whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof;
(16) the applicability, if any, of the defeasance and covenant defeasance provisions of Article XIV of the applicable Indenture; and (17) any other terms of such Debt Securities not inconsistent with the provisions of the respective Indentures (Section 301 of the Indentures).

     Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount thereof. Special U.S. federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

     Unless otherwise provided with respect to a series of Debt Securities, the Debt Securities will be issued only in registered form without coupons in denominations of $1,000 and integral multiples thereof (Section 302 of the Indentures).

HOLDING COMPANY STRUCTURE

     The Debt Securities will be obligations exclusively of the Company, which is a holding company. Since the operations of the Company will be conducted principally through subsidiaries, the cash flow of the Company and the consequent ability to service its debt, including the Debt Securities, are dependent upon the earnings of such subsidiaries and the distribution of those earnings to the Company, or upon loans or other payments of funds by such subsidiaries to the Company. The subsidiaries are separate and distinct legal entities and have no obligation contingent or otherwise, to pay any amounts due pursuant to the Debt

Securities or to make any funds available therefore, whether by dividends, loans or other payments. In addition, the payment of dividends and certain loans and advances to the Company by such subsidiaries may be subject to certain statutory or contractual restrictions, are contingent upon the earnings of such subsidiaries and are subject to various business considerations.

     The Debt Securities will be effectively subordinated to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Company's subsidiaries. Any right of the Company to receive assets of any such subsidiary upon the liquidation or reorganization of any such subsidiary (and the consequent right of the holders of the Debt Securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.

CERTIFICATED SECURITIES

     Except as may be set forth in the applicable Prospectus Supplement, Debt Securities will not be issued in certificated form. If, however, Debt Securities are to be issued in certificated form, no service charge will be made for any transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305 of the Indentures).

BOOK-ENTRY DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (each, a "Global Security") that will be deposited with, or on behalf of, a depository identified in the Prospectus Supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in the Prospectus Supplement, Debt Securities that are represented by a Global Security will be issued in denominations of $1,000 and any integral multiple thereof, and will be issued in registered form only, without coupons. Payments of principal of, premium, if any, and interest on Debt Securities represented by a Global Security will be made by the Company to the Trustee under the applicable Indenture, and then forwarded to the depository.

     The Company anticipates that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), that such Global Securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depository arrangements with respect to any such Global Securities. Additional or differing terms of the depository arrangements will be described in the Prospectus Supplement relating to a particular series of Debt Securities issued in the form of Global Securities.

     So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole Holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in certificated form and will not be considered the owners or Holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a Global Security.

     If DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, and, in either case, a successor depository is not appointed by the Company within 90 days, the Company will issue individual Debt Securities in certificated form in exchange for the Global Securities. In addition, the Company may at any time, and in its sole discretion, determine not to have any Debt Securities represented by one or more Global Securities, and, in such event, will issue individual Debt Securities in certificated form in exchange for the relevant Global Securities. In any such instance, an owner of a beneficial interest in a Global

Security will be entitled to physical delivery of individual Debt Securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such Debt Securities in certificated form registered in its name. Unless otherwise provided in the Prospectus Supplement, Debt Securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

     The following is based on information furnished by DTC:

          DTC will act as securities depository for the Debt Securities. The Debt Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee).

          DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

          Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but such Beneficial Owner is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participant through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in Debt Securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.

          To facilitate subsequent transfers, the Debt Securities are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Debt Securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC records reflect only the identity of the Direct Participants to whose accounts Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

          Delivery of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Neither DTC nor Cede & Co. consents or votes with respect to the Debt Securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

          Principal, premium, if any, and interest payments on the Debt Securities are made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings as shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and are the responsibility of such Participant and not of DTC, the applicable Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to DTC is the responsibility of the Company or the applicable Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

          DTC may discontinue providing its services as securities depository with respect to the Debt Securities at any time by giving reasonable notice to the Company or the applicable Trustee. Under such circumstances, in the event that a successor securities depository is not appointed, Debt Security certificates are required to be printed and delivered.

          The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Debt Security certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     Unless stated otherwise in the Prospectus Supplement, the underwriters or agents with respect to a series of Debt Securities issued as Global Securities will be Direct Participants in DTC.

     None of the Company, any underwriter or agent, the applicable Trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

MERGER

     The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that (a) either the Company shall be the continuing corporation, or the successor corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all the Debt Securities and the performance and observance of all the covenants and conditions of the applicable Indenture; and (b) the Company or such successor corporation shall not immediately thereafter be in default under the applicable Indenture (Section 801 of the Indentures).

CERTAIN COVENANTS

     Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (1) pay dividends or make any other distribution on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to, the Company or a Subsidiary of the Company, (2) make loans or advances to the Company or a Subsidiary of the Company, or (3) transfer any of its properties or assets to the Company, except for such encumbrances or restrictions existing under or by reason of (i) encumbrances or restrictions in the Bank Credit Facilities in effect on the date of the Indentures, (ii) customary provisions restricting the transfer of property or assets contained in any conditional sales contract or capitalized lease of any Subsidiary of the Company, (iii) applicable law, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or a Subsidiary of the Company which lease was entered into in the ordinary course of business and consistent with past practices, (v) any instrument governing indebtedness of a Person acquired by the Company or any Subsidiary of the Company at the time of such acquisition (but not entered into or created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, or (vi) any encumbrances and restrictions of the type described in this paragraph contained in agreements or instruments refinancing any of the agreements or instruments described in clauses (i) through (v) hereof that are not more restrictive with respect to such dividend and other payment restrictions than those contained in the agreements or instruments being refinanced.

     Limitation on Certain Investments. The Company will not, and will not permit any of its Subsidiaries to, purchase for cash any bonds, notes, debentures, preferred stock or other similar securities of issuers (other than the Company or its Subsidiaries) which securities are not rated at least (i) BBB-or the equivalent thereof by Standard & Poor's Corporation and (ii) Baa3 or the equivalent thereof by Moody's Investor Service, Inc., except that if any such bonds, notes, debentures, preferred stock or other similar securities of such issuers meet the requirements of (A) either (i) or (ii) above and (B) such bonds, notes, debentures, preferred stock or other similar securities are not rated by one of Standard & Poor's Corporation or Moody's Investor Service, Inc. such purchase shall be permitted by the Indentures. Notwithstanding the foregoing, the Company and its Subsidiaries may (i) acquire bonds, notes, debentures or similar debt securities of corporate issuers as consideration in connection with the direct or indirect conveyance, sale or transfer of all or substantially all of the Capital Stock or assets of any Subsidiary or operating unit or business of the Company or its Subsidiaries to such corporate issuer or any Affiliate thereof, (ii) acquire bonds, notes, debentures or similar debt securities of corporate issuers (a) in connection with or in contemplation of any Person becoming a Subsidiary of the Company, (b) in connection with the transaction or series of transactions pursuant to which another Person became a Subsidiary of the Company or (c) in connection with the acquisition of substantially all of the assets of an operating unit or business of another Person or (iii) purchase for cash any bonds, notes, debentures or similar debt securities of any commercial banking institution in the ordinary course of the Company's and its Subsidiaries day to day banking activities.

     Waiver of Certain Covenants. The Company may omit in respect of any series of Debt Securities issued under the Indentures, in any particular instance, to comply with any covenant or condition set forth above, if before or after the time for such compliance the Holders of at least 66 2/3% in principal amount of the Debt Securities at the time outstanding of such series either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived and, until such waiver shall become effective, the obligations of the Company and the duties of the related Trustee in respect of any such covenant or condition shall remain in full force and effect (Section 1008 of the Indentures.)

EVENTS OF DEFAULT, NOTICE AND WAIVER

     Senior Indenture. The Senior Indenture provides that the following events are Events of Default with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (b) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its Maturity; (c) default in making a sinking fund payment required for any Debt Security of such series; (d) default in the performance of any other covenant of the Company in the Senior Indenture (other than a covenant included in the Senior Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in the Senior Indenture; (e) certain events of default resulting in the acceleration of the maturity of the related indebtedness aggregating in excess of $1,000,000 under any mortgages, indentures (including the Indentures) or instruments under which the Company may have issued, or by which there may have been secured or evidenced, any other indebtedness (including Debt Securities of any other series) of the Company, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

(f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or its property; and (g) any other Event of Default provided with respect to a particular series of Debt Securities (Section 501 of the Senior Indenture).

     The Senior Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the Responsible Officers of the Senior Trustee consider such withholding to be in the interest of such Holders (Section 601 of the Senior Indenture).

     If an Event of Default under the Senior Indenture with respect to Debt Securities of any series issued thereunder at the time Outstanding occurs and is continuing, then in every such case the Senior Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the Senior Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the Senior Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the Senior Trustee prior to the Stated Maturity thereof, the Holders of a majority in principal amount of Outstanding Debt Securities of such series (or of all Debt Securities then Outstanding under the Senior Indenture, as the case may be) may, subject to certain conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the Senior Indenture, as the case may be) have been cured or waived as provided in the Senior Indenture (Section 502 of the Senior Indenture). The Senior Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series issued thereunder (or of all Debt Securities then Outstanding under the Senior Indenture, as the case may be) may, subject to certain limitations, waive any past default with respect to such series and its consequences (Section 513 of the Senior Indenture). Reference is made to the Prospectus Supplement relating to any series of Debt Securities issued under the Senior Indenture which are Original Issue Discount Securities for the particular provisions relating to acceleration of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof. Within 120 days after the close of each fiscal year, the Company must file with the Senior Trustee a statement, signed by specified officers, stating whether or not such officers have knowledge of any default under the Senior Indenture and, if so, specifying each such default and the nature and status thereof (Section 1006 of the Senior Indenture).

     Subject to provisions in the Senior Indenture relating to its duties in case of default, the Senior Trustee is under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any Holders of any series of Debt Securities then Outstanding under the Senior Indenture, unless such Holders shall have offered to the Senior Trustee reasonable security or indemnity (Section 602 of the Senior Indenture). Subject to such provisions for indemnification and certain limitations contained in the Senior Indenture, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series issued thereunder (or of all Debt Securities then Outstanding under the Senior Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Trustee, or of exercising any trust or power conferred upon the Senior Trustee (Section 512 of the Senior Indenture).

     Subordinated Indenture. The Subordinated Indenture provides that the following events are the only Events of Default with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (b) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its Maturity; (c) default in making a sinking fund payment required for any Debt Security of such series; (d) default in the performance of any other covenant of the Company in the Subordinated Indenture (other than a covenant included in the Subordinated Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in the Subordinated Indenture; (e) certain events of default resulting in the acceleration of the maturity of the related indebtedness aggregating in excess of $1,000,000 under any mortgages, indentures (including the Indentures) or instruments under which the Company may have issued, or by which there may have been secured or evidenced, any other indebtedness (including Debt Securities of any other series) of the Company, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; (f) certain events relating to the bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or its property; and (g) any other Event of Default provided with respect to a particular series of Debt Securities (Section 501 of the Subordinated Indenture).

     As with the Senior Indenture, the Subordinated Trustee may withhold notice to the Holders of any series of Debt Securities issued under the Subordinated Indenture of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the Responsible Officers of the Subordinated Trustee consider such withholding to be in the interest of such Holders (Section 601 of the Subordinated Indenture).

     If an Event of Default under the Subordinated Indenture with respect to Debt Securities of any series issued thereunder at the time outstanding occurs and is continuing, then in every such case the Subordinated Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the Subordinated Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the Subordinated Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the Subordinated Trustee prior to the Stated Maturity thereof, the Holders of a majority in principal amount of Outstanding Debt Securities of such series (or of all Debt Securities then Outstanding under the Subordinated Indenture, as the case may be) may, subject to certain conditions, rescind and annul such acceleration if all Events of Default with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the Subordinated Indenture, as the case may be) have been cured or waived as provided in such Indenture (Section 502 of the Subordinated Indenture). The Subordinated Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of such series issued thereunder (or of all Debt Securities then Outstanding under the Subordinated Indenture, as the case may be) may, subject to certain limitations, waive any past default with respect to such series and its consequences (Section 513 of the Subordinated Indenture). Reference is made to the Prospectus Supplement relating to any series of Debt Securities issued under the Subordinated Indenture which are Original Issue Discount Securities for the particular provisions relating to acceleration of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof. Within 120 days after the close of each fiscal year, the Company must file with the Subordinated Trustee a statement, signed by specified officers, stating whether or not such officers have knowledge of any default under the Subordinated Indenture, and, if so, specifying each such default and the nature and status thereof (Section 1006 of the Subordinated Indenture).

     Subject to provisions in the Subordinated Indenture relating to its duties in case of default, the Subordinated Trustee is under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any Holders of any series of Debt Securities then Outstanding under the Subordinated Indenture, unless such Holders shall have offered to the Subordinated Trustee reasonable security or indemnity (Section 602 of the Subordinated Indenture). Subject to such provisions for indemnification and certain limitations contained in the Subordinated Indenture, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series issued thereunder (or of all Debt Securities then Outstanding under the Subordinated Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated

Trustee, or of exercising any trust or power conferred upon the Subordinated Trustee (Section 512 of the Subordinated Indenture).

MODIFICATION OF THE INDENTURES

     Senior Indenture. Modifications and amendments of the Senior Indenture may be made only with the consent of the Holders of not less than a majority in aggregate principal amount of all Outstanding Debt Securities under the Senior Indenture which are affected by the modification or amendment; provided that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest (or premium, if any) on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the Maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security; (c) change the Place of Payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; or (e) reduce the above-stated percentage of Outstanding Debt Securities of any series necessary to modify or amend the Senior Indenture or to waive compliance with certain provisions thereof or certain defaults and consequences thereunder. In addition, the consent of the Holders of at least 66 2/3% in principal amount of all Outstanding Debt Securities under the Senior Indenture affected thereby shall be required to amend or supplement any provision of the covenants described above under "-- Certain Covenants." (Section 902 of the Senior Indenture).

     Subordinated Indenture. Modifications and amendments of the Subordinated Indenture may be made only with the consent of the Holders of not less than a majority in aggregate principal amount of all Outstanding Debt Securities under the Subordinated Indenture which are affected by the modification or amendment; provided that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest (or premium, if any) on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the Maturity thereof or would be provable in bankruptcy, or adversely affect any right of the repayment of the Holder of any such Debt Security; (c) change the Place of Payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above-stated percentage of Outstanding Debt Securities of any series necessary to modify or amend the Subordinated Indenture or to waive compliance with certain provisions thereof or certain defaults and consequences thereunder; or (f) subordinate the indebtedness evidenced by any such Debt Security to any indebtedness of the Company other than Senior Indebtedness (as defined in the Subordinated Indenture). In addition, the consent of the Holders of at least 66 2/3% in principal amount of the all Outstanding Debt Securities under the Subordinated Indenture affected thereby shall be required to amend or supplement any provision of the covenants described above under "-- Certain Covenants." (Section 902 of the Subordinated Indenture).

DEFEASANCE AND COVENANT DEFEASANCE

     The Indentures provide that, if the provisions of Article Fourteen are made applicable to the Debt Securities of or within any series and any related coupons pursuant to Section 301 of either Indenture, the Company may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities and any related coupons (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities and any related coupons, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities and any related coupons, to maintain an office or agency in respect of such Debt Securities and any related coupons and to hold moneys for payment in trust) ("defeasance") (Section 1402 of the Indentures) or (b) to be released from its obligations with respect to such Debt Securities and any related coupons under Sections 1004 and 1005 of the Indentures (being the restrictions described under "Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries" and "Limitation on Certain Investments", respectively) or, if provided pursuant to Section 301 of either Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities and any related coupons ("covenant defeasance") (Section 1403 of the Indentures), in either case upon the irrevocable deposit by the Company with the relevant Trustee (or other qualifying trustee), in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities and any related coupons are then specified as payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities and any related coupons (with such applicability being determined on the basis of the currency, currency unit or composite currency in which such Debt Securities are then specified as payable at Stated Maturity) which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, on such Debt Securities and any related coupons, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust may only be established if, among other things, the Company has delivered to the relevant Trustee an Opinion of Counsel (as specified in the Indentures) to the effect that the Holders of such Debt Securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance under clause (a) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture (Section 1404 of the Indentures).

     "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (Section 101 of the Indentures).

     Unless otherwise provided in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series,
(a) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or (b) the currency, currency unit or composite currency in which such deposit has been made in respect of any Debt Security of such series ceases to be used by its government of issuance, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable Market Exchange Rate. (Section 1405 of the Indentures).

Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest, if any, and Additional Amounts, if any, on any Debt Security that is payable in a foreign currency, currency unit or composite currency that ceases to be used by its government of issuance shall be made in U.S. dollars (Section 412 of the Indentures).

     In the event the Company effects covenant defeasance with respect to any Debt Securities and any related coupons and such Debt Securities and any related coupons are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "Events of Default, Notice and Waiver" with respect to Sections 1004 and 1005 of the Indentures (which Sections would no longer be applicable to such Debt Securities or any related coupons) or described in clause (d) or (g) under "Events of Default, Notice and Waiver" with respect to any other covenant with respect to which there has been defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities and any related coupons are payable, and Government Obligations on deposit with the relevant Trustee, will be sufficient to pay amounts due on such Debt Securities and any related coupons at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities and any related coupons at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series and any related coupons.

SENIOR SECURITIES

     Senior Securities are to be issued under the Senior Indenture. Each series of Senior Securities will constitute Senior Indebtedness and will rank equally with each other series of Senior Securities and other Senior Indebtedness. All subordinated debt (including, but not limited to, all Subordinated Securities issued under the Subordinated Indenture) will be subordinated to the Senior Securities and other Senior Indebtedness.

SUBORDINATION OF SUBORDINATED SECURITIES

     Subordinated Indenture. The payment of the principal of (and premium, if any) and interest on the Subordinated Securities will be subordinated as set forth in the Subordinated Indenture to the Senior Indebtedness of the Company, whether outstanding on the date of the Subordinated Indenture or thereafter incurred (Section 1701 of the Subordinated Indenture).

     Ranking. No class of Subordinated Securities is subordinated to any other class of subordinated debt securities. See "Subordination Provisions" below.

     Subordination Provisions. In the event (a) of any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of the properties of the Company which complies with the requirements of Article Eight of the Subordinated Indenture, or (b) that a default shall have occurred and be continuing with respect to the payment of principal of (or premium, if any) or interest on any Senior Indebtedness, or (c) that the principal of the Subordinated Securities of any series issued under the Subordinated Indenture (or in the case of Original Issue Discount Securities, the portion of the principal amount thereof referred to in
Section 502 of the Subordinated Indenture) shall have been declared due and payable pursuant to Section 502 of the Subordinated Indenture, and such declaration shall not have been rescinded and annulled as provided in said
Section 502, then:

          (1) in a circumstance described in the foregoing clause (a) or (b), the holders of all Senior Indebtedness and in the circumstance described in the foregoing clause (c), the holders of all Senior Indebtedness outstanding at the time the principal of such Subordinated Securities issued under the

     Subordinated Indenture (or in the case of Original Issue Discount Securities, such portion of the principal amount) shall have been so declared due and payable, shall first be entitled to receive payment of the full amount due thereon in respect of principal, premium (if any) and interest, or provision shall be made for such payment in money or money's worth, before the Holders of any of the Subordinated Securities are entitled to receive any payment on account of the principal of (or premium, if any) or interest on the indebtedness evidenced by the Subordinated Securities;

          (2) if upon any payment or distribution contemplated in clause (1) after giving effect to the subordination provisions contemplated therein there shall remain any amounts of cash, property or securities of the Company available for payment or distribution in respect of Subordinated Securities, then the amount of such cash, property or securities shall be shared ratably among the Holders of all Subordinated Securities issued under the Subordinated Indenture and any subordinated indebtedness ranking on a parity therewith;

          (3) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities (other than certain subordinated securities of the Company issued in a reorganization or readjustment), to which the Holders of any of the Subordinated Securities would be entitled except for the provisions of Article Seventeen of the Subordinated Indenture shall be paid or delivered by the person making such payment or distribution directly to the holders of Senior Indebtedness (as provided in clauses (1) and (2) above), or on their behalf, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness, to the extent necessary to make payment in full of all Senior Indebtedness (as provided in clauses (1) and (2) above) remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made to or in respect of the Holders of the Subordinated Securities;

          (4) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character is received by the Holders of any of the Subordinated Securities issued under the Subordinated Indenture before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or on their behalf, ratably as aforesaid, for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

     By reason of such subordination in favor of the holders of Senior Indebtedness in the event of insolvency, certain general creditors of the Company, including holders of Senior Indebtedness, may recover more, ratably, than the Holders of the Subordinated Securities.

DEFINITION OF SENIOR INDEBTEDNESS

     Senior Indebtedness is defined in the Subordinated Indenture to mean the principal of, premium, if any, and unpaid interest on (a) indebtedness for borrowed money (other than the Subordinated Securities) for the payment of which the Company is responsible or liable or the payment of which the Company has guaranteed, whether such indebtedness is outstanding as of the date of the Indenture or thereafter created, assumed or guaranteed by the Company, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is specifically provided that such indebtedness is not superior in right of payment to the Subordinated Securities, (b) capital lease obligations determined in accordance with generally accepted accounting principles, (c) any obligation of the Company to reimburse banks or others pursuant to letters of credit or guarantees extended by such banks or others, advances made by such banks and other credit arrangements entered into with such banks and (d) renewals, extensions, modifications and refundings of any such indebtedness or obligations. (Section 101 of the Subordinated Indenture)

CONVERTIBLE DEBT SECURITIES

     The following provisions will apply to Debt Securities that will be convertible into Common Stock or Preferred Stock (the "Convertible Debt Securities") unless otherwise provided in the Prospectus Supplement for such Convertible Debt Securities.

     Conversion. The Holder of any Convertible Debt Securities will have the right, exercisable at any time during the time period specified in the applicable Prospectus Supplement, unless previously redeemed by the Company, to convert such Convertible Debt Securities into shares of Common Stock or Preferred Stock at the conversion price or rate for each $1,000 principal amount of Convertible Debt Securities set forth in such Prospectus Supplement. The Holder of a Convertible Debt Security may convert a portion thereof which is $1,000 or any integral multiple of $1,000 (Section 301 of the Senior Indenture and Section 1602 of the Subordinated Indenture). In the case of Convertible Debt Securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption specified in the Prospectus Supplement, except that, in the case of repayment at the option of the applicable Holder, such right will terminate upon receipt of written notice of the exercise of such option (Section 301 of the Senior Indenture and Section 1602 of the Subordinated Indenture).

     In certain events, the conversion price or rate will be subject to adjustment as contemplated in the applicable Indenture. For Debt Securities convertible into Common Stock, such events include the issuance of shares of Common Stock of the Company as a dividend; subdivisions and combinations of Common Stock; the issuance to all holders of Common Stock of rights or warrants entitling such holders (for a period not exceeding 45 days) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock; and the distribution to all holders of Common Stock of shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or assets of the Company (excluding cash dividends or distributions paid from retained earnings of the Company or subscription rights or warrants (other than those referred to above)). In any of such cases, no adjustment of the conversion price or rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate (Section 301 of the Senior Indenture and Section 1605 of the Subordinated Indenture). Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment (Section 301 of the Senior Indenture and Section 1606 of the Subordinated Indenture). Unless otherwise specified in the applicable Prospectus Supplement, Convertible Debt Securities convertible into Common Stock surrendered for conversion between any record date for an interest payment and the related interest payment date (except such Convertible Debt Securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest thereon which the Holder thereof is entitled to receive (Section 301 of the Senior Indenture and Section 1604 of the Subordinated Indenture).

     The adjustment provisions for Debt Securities convertible into shares of Preferred Stock will be determined at the time of an issuance of such Debt Securities and will be set forth in the applicable Prospectus Supplement related thereto.

     Except as set forth in the applicable Prospectus Supplement, any Convertible Debt Securities called for redemption, unless surrendered for conversion on or before the close of business on the redemption date, are subject to being purchased from the Holder of such Convertible Debt Securities by one or more investment bankers or other purchasers who may agree with the Company to purchase such Convertible Debt Securities and convert them into Common Stock or Preferred Stock, as the case may be (Section 1108 of the Indentures).

                         DESCRIPTION OF PREFERRED STOCK

     The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of any series of the Preferred Stock offered by any Prospectus Supplement will be described in such Prospectus Supplement. The description of certain provisions of the Preferred Stock set forth below and in any Prospectus

Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Certificate of Incorporation (the "Certificate of Incorporation"), and the certificate of designations (a "Certificate of Designations") relating to each series of the Preferred Stock which will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of the Preferred Stock.

  General

     The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $.01 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share ("preferred stock of the Company," which term, as used herein, includes the Preferred Stock offered hereby). See "Description of Common Stock."

     Under the Certificate of Incorporation, the Board of Directors of the Company is authorized without further stockholder action to provide for the issuance of up to 5,000,000 shares of preferred stock of the Company, in one or more series, with such voting powers, full or limited, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of a series of such stock, adopted, at any time or from time to time, by the Board of Directors of the Company (as used herein the term "Board of Directors of the Company" includes any duly authorized committee thereof).

     As described under "Description of Depositary Shares," the Company may, at its option, elect to offer Depositary Shares evidenced by depositary receipts (the "Depositary Receipts,"), each representing a fraction (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Stock) of a share of the particular series of the Preferred Stock issued and deposited with a depositary, in lieu of offering full shares of such series of the Preferred Stock.

     The Preferred Stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in a Prospectus Supplement relating to a particular series of the Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Stock offered thereby for specific terms, including: (i) the designation and stated value per share of such Preferred Stock and the number of shares offered; (ii) the amount of liquidation preference per share; (iii) the initial public offering price at which such Preferred Stock will be issued; (iv) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any, (v) any redemption or sinking fund provisions; (vi) any conversion rights;
(vii) whether the Company has elected to offer Depositary Shares as described below under "Description of Depositary Shares;" and (viii) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

     The Preferred Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. Unless otherwise stated in a Prospectus Supplement relating to a particular series of the Preferred Stock, each series of the Preferred Stock will rank on a parity as to dividends and distributions of assets with each other series of the Preferred Stock. The rights of the holders of each series of the Preferred Stock will be subordinate to those of the Company's general creditors.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION

     Pursuant to the Certificate of Incorporation, the Company's Board of Directors is classified into three classes, such classes to include as nearly equal a number of directors as possible. Each class of directors serves for a term of three years, with one class being elected each year. As of the date of this Prospectus, there are nine directors. The Certificate of Incorporation provides that (i) each director then serving shall continue as a director until his or her successor shall have been duly elected and qualified unless such director shall resign, become disqualified or shall otherwise be removed, (ii) no director may be removed except for cause, and (iii) any vacancy in any class of directors, including a vacancy arising through an increase in the number of directors, shall be filled by a majority of the remaining directors of such class or by the sole remaining director of such class or, if none, by a majority of the remaining directors. Notwithstanding the foregoing, whenever the stockholders of any class of stock or series thereof are entitled to elect one or more directors of the Company by the provisions of the Certificate of Incorporation, including any Certificate of Designations, vacancies and newly created directorships of such class or series may be filled by a majority of the directors elected by such class or series thereof then in office, or by the sole remaining director so elected. Any amendment or repeal of the provisions described in the preceding two sentences or the classification of the Company's Board of Directors into three classes must be approved by a majority of the authorized number of directors and by the affirmative vote of the holders of not less than 66 2/3% of the shares of Voting Stock (as defined in the Certificate of Incorporation) then outstanding.

     Certain of the foregoing provisions of the Certificate of Incorporation will likely make it more difficult for another entity to effect certain business combinations with the Company or to take control of the Board of Directors of the Company. In addition, the foregoing summary of certain provisions of the Certificate of Incorporation does not purport to be complete or to give effect to provisions of statutory or common law. The foregoing summary is subject to, and qualified in its entirety by reference to, the provisions of applicable law and the Certificate of Incorporation, a copy of which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part.

DIVIDEND RIGHTS

     Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds of the Company legally available therefor, cash dividends on such dates and at such rates as are set forth in, or as are determined by the method described in, the Prospectus Supplement relating to such series of the Preferred Stock. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock books of the Company (or, if applicable, the records of the Depositary (as hereinafter defined) referred to under "Description of Depositary Shares") on such record dates, fixed by the Board of Directors of the Company, as specified in the Prospectus Supplement relating to such series of Preferred Stock.

     Such dividends may be cumulative or noncumulative, as provided in the Prospectus Supplement relating to such series of Preferred Stock. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of Preferred Stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost, and the Company shall have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment dates. Dividends on the shares of each series of Preferred Stock for which dividends are cumulative will accrue from the date on which the Company initially issues shares of such series.

     So long as the shares of any series of the Preferred Stock shall be outstanding, unless (i) full dividends (including if such Preferred Stock is cumulative, dividends for prior dividend periods) shall have been paid or declared and set apart for payment on all outstanding shares of the Preferred Stock of such series and all other classes and series of preferred stock of the Company (other than Junior Stock, as defined below) and (ii) the Company is not in default or in arrears with respect to the mandatory or optional redemption or mandatory repurchase or other mandatory retirement of, or with respect to any sinking or other analogous fund for, any shares of Preferred Stock of such series or any shares of any other preferred stock of the Company of any class or series (other than Junior Stock), the Company may not declare any dividends on any shares of Common Stock of the Company or any other stock of the Company ranking as to dividends or distributions of assets junior to such series of Preferred Stock (the Common Stock and any such other stock being herein referred to as "Junior Stock"), or make any payment on account of or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of Junior Stock or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Company, other than Junior Stock which is neither convertible into, nor exchangeable or exercisable for, any securities of the Company other than Junior Stock of the Company.

LIQUIDATION PREFERENCE

     In the event of any liquidation, dissolution or winding up of the Company, voluntary or involuntary, the holders of each series of the Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution of assets is made to the holders of Common Stock or any other shares of stock of the Company ranking junior as to such distribution to such series of the Preferred Stock, the amount set forth in the Prospectus Supplement relating to such series of the Preferred Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other shares of preferred stock of the Company (including any other series of the Preferred Stock) ranking as to any such distribution on a parity with such series of the Preferred Stock are not paid in full, the holders of the Preferred Stock of such series and of such other shares of preferred stock of the Company will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Preferred Stock of each series of the full preferential amounts of the liquidating distribution to which they are entitled, the holders of each such series of the Preferred Stock will be entitled to no further participation in any distribution of assets by the Company.

REDEMPTION

     A series of the Preferred Stock may be redeemable, in whole or from time to time in part, at the option of the Company, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series. Shares of the Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued shares of preferred stock of the Company.

     In the event that fewer than all of the outstanding shares of a series of the Preferred Stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by the Company or by any other method as may be determined by the Company in its sole discretion to be equitable. From and after the redemption date (unless default shall be made by the Company in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends shall cease to accumulate on the shares of the Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid dividends, if any) shall cease.

     So long as any dividends on shares of any series of the Preferred Stock or any other series of preferred stock of the Company ranking on a parity as to dividends and distribution of assets with such series of the Preferred Stock are in arrears, no shares of any such series of the Preferred Stock or such other series of preferred stock of the Company will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and the Company will not purchase or otherwise acquire any such shares; provided, however, that the foregoing will not prevent the purchase or acquisition of such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

CONVERSION RIGHTS

     The terms, if any, on which shares of Preferred Stock of any series may be exchanged for or converted (mandatorily or otherwise) into shares of Common Stock or another series of Preferred Stock will be set forth in the Prospectus Supplement relating thereto. See "Description of Common Stock."

VOTING RIGHTS

     Except as indicated below or in a Prospectus Supplement relating to a particular series of the Preferred Stock, or except as required by applicable law, the holders of the Preferred Stock will not be entitled to vote for any purpose.

     So long as any shares of the Preferred Stock of a series remain outstanding, the consent or the affirmative vote of the holders of at least
66 2/3% of the votes entitled to be cast with respect to the then outstanding shares of such series of the Preferred Stock together with any Other Preferred Stock (as defined below), voting as one class, either expressed in writing or at a meeting called for that purpose, will be necessary (i) to permit, effect or validate the authorization, or any increase in the authorized amount, of any class or series of shares of the Company ranking prior to the Preferred Stock of such series as to dividends, voting or upon distribution of assets and (ii) to repeal, amend or otherwise change any of the provisions applicable to the Preferred Stock of such series in any manner which adversely affects the powers, preferences, voting power or other rights or privileges of such series of the Preferred Stock. In case any series of the Preferred Stock would be so affected by any such action referred to in clause (ii) above in a different manner than one or more series of the Other Preferred Stock then outstanding, the holders of shares of the Preferred Stock of such series, together with any series of the Other Preferred Stock which will be similarly affected, will be entitled to vote as a class, and the Company will not take such action without the consent or affirmative vote, as above provided, of at least 66 2/3% of the total number of votes entitled to be cast with respect to each such series of the Preferred Stock and the Other Preferred Stock, then outstanding, in lieu of the consent or affirmative vote hereinabove otherwise required.

     With respect to any matter as to which the Preferred Stock of any series is entitled to vote, holders of the Preferred Stock of such series and any other series of preferred stock of the Company ranking on a parity with such series of the Preferred Stock as to dividends and distributions of assets and which by its terms provides for similar voting rights (the "Other Preferred Stock") will be entitled to cast the number of votes set forth in the Prospectus Supplement with respect to that series of Preferred Stock. As a result of the provisions described in the preceding paragraph requiring the holders of shares of a series of the Preferred Stock to vote together as a class with the holders of shares of one or more series of Other Preferred Stock, it is possible that the holders of such shares of Other Preferred Stock could approve action that would adversely affect such series of Preferred Stock, including the creation of a class of capital stock ranking prior to such series of Preferred Stock as to dividends, voting or distributions of assets.

     As more fully described below under "Description of Depositary Shares," if the Company elects to issue Depositary Shares, each representing a fraction of a share of a series of the Preferred Stock, each such Depositary Share will, in effect, be entitled to such fraction of a vote per Depositary Share.

TRANSFER AGENT AND REGISTRAR

     Unless otherwise indicated in a Prospectus Supplement relating thereto, First Interstate Bank will be the transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of the Preferred Stock.

                        DESCRIPTION OF DEPOSITARY SHARES

     The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts do not purport to be complete and are subject to and qualified in their entirety by reference to the Deposit Agreement and Depositary Receipts relating to each series of the Preferred Stock which will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of the Preferred Stock. The forms of Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

     The Company may, at its option, elect to offer fractional shares of Preferred Stock rather than full shares of Preferred Stock. In the event such option is exercised, the Company will issue to the public receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of the Preferred Stock) of a share of a particular series of the Preferred Stock as described below.

     The shares of any series of the Preferred Stock represented by Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") among the Company, a bank or trust company selected by the Company (the "Depositary") and the holders from time to time of the Depositary Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will in general be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

     The Depositary Shares relating to any series of the Preferred Stock will be evidenced by Depositary Receipts issued pursuant to the related Deposit Agreement. Depositary Receipts will be distributed to those persons purchasing such Depositary Shares in accordance with the terms of the offering made by the related Prospectus Supplement.

     Upon surrender of Depositary Receipts at the office of the Depositary and upon payment of the charges provided in the Deposit Agreement and subject to the terms thereof, a holder of Depositary Receipts is entitled to have the Depositary deliver to such holder the whole shares of Preferred Stock underlying the Depositary Shares evidenced by the surrendered Depositary Receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Receipts relating to such Preferred Stock in proportion, insofar as practicable, to the respective numbers of Depositary Shares evidenced by such Depositary Receipts held by such holders on the relevant record date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Receipts a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Receipts then outstanding.

     In the event of a distribution other than in cash, the Depositary will distribute such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Depositary Receipts held by such holders on the relevant record date, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale of such securities or property.

     The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the Preferred Stock shall be made available to holders of Depositary Receipts.

     The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes and governmental charges.

REDEMPTION OF DEPOSITARY SHARES

     If a series of the Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of the Preferred Stock held by the Depositary. The Depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Receipts evidencing the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock plus all money and other property, if any, payable with respect to such Depositary Share, including all amounts payable by the Company in respect of any accumulated but unpaid dividends. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary

Shares to be redeemed will be selected by lot or pro rata (subject to rounding to avoid fractions of Depositary Shares) as may be determined by the Depositary.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of Depositary Receipts evidencing such Depositary Shares will cease, except the right to receive the money payable upon such redemption and any money or other property to which such holders were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting or action to be taken by written consent at or as to which the holders of the Preferred Stock are entitled to vote or consent, the Depositary will mail the information contained in such notice of meeting or action to the record holders of the Depositary Receipts evidencing the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Receipts on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights or the giving or refusal of consent, as the case may be, pertaining to the number of shares of the Preferred Stock represented by the Depositary Shares evidenced by such holder's Depositary Receipts. The Depositary will endeavor, insofar as practicable, to vote, or give or withhold consent with respect to, the maximum number of whole shares of the Preferred Depositary Shares as to which any particular voting or consent instructions are received, and the Company will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting, or giving consents with respect to, shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing Depositary Shares representing such Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of Depositary Receipt evidencing the Depositary Shares relating to any series of Preferred Stock and any provision of the related Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. However, any amendment which imposes or increases any fees, taxes or charges upon holders of Depositary Shares or Depositary Receipts relating to any series of Preferred Stock or which materially and adversely alters the existing rights of such holders will not be effective unless such amendment has been approved by the record holders of Depositary Receipts evidencing at least a majority of such Depositary Shares then outstanding. Notwithstanding the foregoing, no such amendment may impair the right of any holder of Depositary Shares or Depositary Receipts to receive any money or other property to which such holder may be entitled under the terms of such Depositary Receipts or the Deposit Agreement at the times and in the manner and amount provided for therein. A Deposit Agreement may be terminated by the Company or the Depositary only after (i) all outstanding Depositary Shares relating thereto have been redeemed and any accumulated and unpaid dividends on the Preferred Stock represented by the Depositary Shares, together with all other moneys and property, if any, to which holders of the related Depositary Receipts are entitled under the terms of such Depositary Receipts or the related Deposit Agreement, have been paid or distributed as provided in the Deposit Agreement or provision therefor has been duly made, (ii) there has been a final distribution in respect of the Preferred Stock of the relevant series in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of the related Depositary Receipts, or (iii) in the event the Depositary Shares relate to a series of Preferred Stock which is convertible into shares of Common Stock, all outstanding Depositary Shares have been converted into shares of Common Stock.

MISCELLANEOUS

     The Depositary will forward to record holders of Depositary Receipts, at their respective addresses appearing in the Depositary's books, all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the Preferred Stock or Depositary Receipts.

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Receipts evidencing the Depositary Shares, any redemption of the Preferred Stock and any withdrawals of Preferred Stock by the holders of Depositary Shares. Holders of Depositary Shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

     The Deposit Agreement will contain provisions relating to adjustments in the fraction of a share of Preferred Stock represented by a Depositary Share in the event of a change in par or stated value, split-up, combination or other reclassification of the Preferred Stock or upon any recapitalization, merger or sale of substantially all of the assets of the Company.

     Neither the Depositary nor any of its agents nor any registrar nor the Company will be (i) liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement, (ii) subject to any liability under the Deposit Agreement to holders of Depositary Receipts other than for the relevant party's gross negligence or willful misconduct, or (iii) obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or the Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by holders of Depositary Receipts or other persons in good faith believed to be competent and on documents reasonably believed to be genuine.

RESIGNATION OR REMOVAL OF DEPOSITARY

     The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

                          DESCRIPTION OF COMMON STOCK

GENERAL

     As of                , 1994, there were                shares of Common
Stock outstanding, held by approximately           stockholders of record. The
holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

     The Transfer Agent and Registrar for the Common Stock is First Interstate Bank.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is a summary of certain of the United States federal income tax considerations that may be relevant to the purchase, ownership and disposition of the Preferred Stock and Debt Securities by investors who hold the Preferred Stock or Debt Securities as a capital asset and does not purport to be a complete analysis of all the potential tax consequences thereof. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and Internal Revenue Service

("IRS") rulings and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes could be retroactively applied in a manner that adversely affects holders of such Securities. Potential investors should be aware that the discussion does not address all of the tax considerations that may be relevant to particular investors in light of their individual circumstances or to holders subject to special treatment under United States federal income tax laws, such as dealers in securities, insurance companies, foreign persons, tax-exempt organizations and financial institutions.

     EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS ALL APPLICABLE STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF ANY SERIES OF THE PREFERRED STOCK (INCLUDING DEPOSITARY SHARES), DEBT SECURITIES AND COMMON STOCK OFFERED HEREBY.

TAX CONSEQUENCES TO INVESTORS WHO PURCHASE DEBT SECURITIES

     Stated Interest. Except in the case of any Debt Securities issued with original issue discount, interest paid to a holder of any series of Debt Securities will generally be taken into income in accordance with the holder's method of accounting for federal income tax purposes. Accordingly, holders of Debt Securities using the accrual method of accounting will generally be required to include interest in ordinary income as such interest accrues, while a holder using the cash method will be required to include interest when cash payments are received (or made available for receipt) by such holders.

     Original Issue Discount. If any series of Debt Securities having a maturity date of more than one year from the date of issue is issued with a stated redemption price at maturity that exceeds the issue price by more than a statutory de minimus amount, or does not provide for interest payable at least annually based upon a fixed rate or qualified floating rate (as described in the Treasury Regulations), such series of Debt Securities may be subject to the original issue discount provisions of the Code. Holders of any series of Debt Securities subject to the original issue discount provisions will be required to include such original issue discount in taxable income based on an accrual method using a yield that remains constant, regardless of the holders' general method of accounting for federal income tax purposes. Application of the original issue discount provisions may result in the recognition of taxable income by holders of Debt Securities in excess of the actual interest paid for a taxable year with respect to any series of Debt Securities subject to the original issue discount rules.

     Conversion of Debt Securities into Common Stock. With respect to any series of Debt Securities that is convertible into Common Stock, no gain or loss will be recognized for federal income tax purposes upon the conversion of any such Debt Securities solely into shares of Common Stock, except with respect to cash received in lieu of fractional shares. The tax basis of the Common Stock received upon conversion will equal the tax basis of the Debt Securities converted (less the portion thereof allocable to fractional shares), and the holding period of the Common Stock will include the holding period of the Debt Securities converted (provided the Debt Securities were held as capital assets). The foregoing will not apply to cash received in lieu of any fractional share interest, which will generally be treated as capital gain or loss in an amount equal to the difference between the amount of cash received and the holder's tax basis in such fractional share.

     Adjustments of Conversion Rate. Pursuant to Treasury Regulations issued under Section 305 of the Code, adjustments in the conversion rate of any series of Debt Securities convertible into shares of Common Stock to reflect distributions to holders of Common Stock may be treated under certain circumstances as a constructive distribution to the holders of such Debt Securities, taxable as a dividend to the extent of the current and accumulated earnings and profits of the Company for federal income tax purposes.

     Sales of Debt Securities. Subject to the market discount rules discussed below, gain or loss realized upon a sale or exchange (including a redemption) of Debt Securities generally will be treated as long-term capital gain or loss, provided that the Debt Securities were held as a capital asset for more than one year, except to the extent a holder realizes ordinary income attributable to accrued interest.

     Market Discount. Purchasers of any Debt Securities should be aware that the resale of Debt Securities may be affected by the market discount provisions of the Code. These provisions generally provide that if a subsequent holder of a debt security purchases the security at a discount in excess of a statutorily defined de minimus amount, and thereafter recognizes gain upon a disposition (including a redemption) of the security (or shares of Common Stock or Preferred Stock into which it may have been converted), the lesser of such gain or the portion of the market discount that accrued while the security was held by such holder will be treated as ordinary income at the time of disposition. The holder of such a market discount security may also be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such a market discount security until the holder disposes of such market discount security (or shares of Common Stock or Preferred Stock into which such market discount security may have been converted) in a taxable transaction. If a holder of a debt security purchased at market discount elects to include market discount in income currently, however, both of the foregoing rules would not apply.

BEARER SECURITIES

     Under Sections 165(j) and 1287(a) of the Code, United States holders of bearer Debt Securities generally will not be entitled to deduct any loss on such Debt Securities (including for this purpose any Debt Securities in global form exchangeable for bearer Debt Securities) and must treat as ordinary income any gain realized on the sale or other disposition (including the receipt of principal) of bearer Debt Securities or coupons thereon (other than bearer Debt Securities having a maturity of one year or less from their date of issuance).

     Certain information regarding restrictions on the offer, issuance, exchange and transfer of, and special United States federal income tax considerations relating to, bearer Debt Securities will be set forth in the applicable Prospectus Supplement.

TAX CONSEQUENCES TO INVESTORS WHO ARE HOLDERS OF COMMON STOCK OR PREFERRED STOCK

     Dividend Payments. Dividends paid on the Common Stock or Preferred Stock will be taxable to the holder as ordinary income to the extent of the Company's current or accumulated earnings and profits for tax purposes. Dividends deemed to have been paid out of earnings and profits will be eligible for the 70% dividends received deduction allowable to corporations under Code Section 243, subject to the holding period requirements and debt financed portfolio stock limitations contained in Code Sections 246 and 246A. Corporate holders of the Preferred Stock should also consider the application of the "extraordinary dividend" rules of Section 1059 of the Code as well as the possible reduction or elimination of the benefit of the dividends received deduction by the corporate alternative minimum tax. The Company anticipates that it will have both current earnings and profits during its taxable-year ending January 31, 1994 and accumulated earnings and profits attributable to prior operations. Nevertheless, the amount of the Company's current and accumulated earnings and profits available to support dividends in future years could primarily depend on its future profits, which cannot be accurately predicted. Dividends in excess of the current and accumulated earnings and profits of the Company will be treated for federal income tax purposes first as a return of the holder's adjusted tax basis in its shares and then as a gain from the sale or exchange of such shares.

     Redemption. Any redemption of the Common Stock or the Preferred Stock will be a taxable event to the stockholders. Generally, any redemption of the Common Stock or the Preferred Stock for cash will be treated as a sale or exchange if the redemption (a) results in a "complete termination" of the stockholder's stock interest in the Company under Section 302(b)(3) of the Code, (b) is "substantially disproportionate" with respect to the stockholder under Section 302(b)(2) of the Code, or (c) is "not essentially equivalent to a dividend" with respect to the stockholder under Section 302(b)(1) of the Code. In determining whether any of these tests has been met, shares considered to be owned by the stockholder by reason of the constructive ownership rules set forth in Section 318 of the Code (pursuant to which a stockholder will be deemed to own shares owned by certain related individuals and entities or shares subject to option), as well as shares actually owned, generally would be taken into account. If the redemption of shares of Common Stock or a series of Preferred Stock for cash satisfies any of the foregoing tests with respect to a stockholder, such stockholder will recognize gain or loss based on the difference between the amount of cash received and the holder's tax basis in the redeemed shares. If the redemption does not satisfy any of the Section 302 tests, the gross proceeds will be treated as a distribution taxable as a dividend to the extent of the Company's current or accumulated earnings and profits (subject in the case of a corporate holder of any Common Stock or Preferred Stock to the dividends received and "extraordinary dividend" provisions of the Code described above), and any excess will be treated first as a return of the holder's adjusted tax basis in the redeemed shares and then as a gain from the sale or exchange of such shares.

     Redemption Premium. Under Section 305 of the Code and Treasury regulations promulgated thereunder, if the redemption price of any series of Preferred Stock exceeds its issue price by more than a statutory de minimus amount, holders of such stock may be deemed in certain circumstances to receive the excess as distributions on such stock. Such constructive distributions would be treated as a dividend to the extent of the Company's current and accumulated earnings and profits for tax purposes.

     Conversion of Preferred Stock into Common Stock. With respect to any series of Preferred Stock that is convertible solely into Common Stock, no gain or loss will be recognized for federal income tax purposes upon such conversion. The tax basis of the Common Stock received upon conversion will be equal to the tax basis of the shares of Preferred Stock converted and the holding period of the Common Stock will include the holding period of the shares of Preferred Stock converted. The foregoing will not apply to cash received in lieu of any fractional share interest, which is generally treated as an amount received in redemption of such fractional share interest as described under the redemption rules above.

     Adjustment of Conversion Rate. Pursuant to Treasury regulations issued under Section 305 of the Code, adjustments in the conversion rate of any series of Preferred Stock to reflect distributions to holders of Common Stock may be treated under certain circumstances as a constructive distribution to the holders of such Preferred Stock, taxable as a dividend to the extent of the Company's current and accumulated earnings and profits for tax purposes.

     Sales of Common Stock or Preferred Stock. Gain or loss realized upon a sale or exchange of Common Stock or Preferred Stock will be treated as long-term capital gain or loss, provided that the Common Stock or Preferred Stock has been held as a capital asset for more than one year.

     Treatment of Depositary Shares. Owners of Depositary Shares will be treated for federal income tax purposes as if they are owners of the Preferred Stock underlying such Depositary Shares and, accordingly, must take into account for federal income tax purposes income and deductions to which they would be entitled if they were holders of such Preferred Stock.

FURTHER INFORMATION ON FEDERAL INCOME TAX CONSEQUENCES

     Further information concerning the particular federal income tax treatment of holders of certain series of Securities, including Debt Securities denominated or payable in foreign currencies or foreign currency units and Debt Securities issued at a discount or otherwise subject to the original issue discount provisions of the Code, will be discussed in the Prospectus Supplement related to such series.

                              PLAN OF DISTRIBUTION

     The Company may sell the Securities to one or more underwriters for public offering and sale by them or may sell the Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of Securities will be named in the applicable Prospectus Supplement. The Company has reserved the right to sell Securities directly to investors on its own behalf in those jurisdictions where and in such manner as it is authorized to do so.

     Underwriters may offer and sell Securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may offer and sell Securities in exchange for one or more of its outstanding issues of the Securities or other securities. The Company also may, from time to time, authorize dealers, acting as the

Company's agents, to offer and sell Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Securities, underwriters may receive compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Dealers and agents participating in the distribution of Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities.

                                 LEGAL MATTERS

     The validity of the Securities will be passed upon for the Company by Gibson, Dunn & Crutcher, Los Angeles, California and for any underwriters by counsel named in the related Prospectus Supplement.

                                    EXPERTS

     The financial statements of Enterprises as of January 25, 1993 and January 27, 1992, and for each of the years in the three-year period ended January 25, 1993, incorporated by reference herein and elsewhere in the registration statement, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick refer to a change in 1993 in the method of accounting for income taxes.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by the Company. All of the amounts shown are estimates except for the fees payable to the Securities and Exchange Commission.

        Securities and Exchange Commission filing fee......................  $25,863
                                                                             -------
        Blue Sky fees and expenses.........................................     *
        Printing and engraving expenses....................................     *
        Rating agency fees.................................................     *
        Legal fees and expenses............................................     *
        Accounting fees and expenses.......................................     *
        NASD filing fee....................................................     *
                                                                             -------
        Transfer agent, registrar and trustee fees and expenses............     *
        Miscellaneous......................................................     *
                                                                             -------
                  Total....................................................  $  *
                                                                             -------
                                                                             -------

- ---------------

* To be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Registrant under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Registrant's Charter and Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, the Registrant will indemnify any person who was or is a party or is permitted by Section 145 of the DGCL, the Registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation or enterprise. The Registrant may, in its discretion, similarly indemnify its employees and agents. The Charter relieves its directors from monetary damages to the Registrant or its stockholders for breach of such directors' fiduciary duty as directors to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith,
(iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or
(v) for any transactions from which the director derived an improper personal benefit. Depending upon the character of the proceeding, under Delaware law, the Registrant may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. To the extent that a director or officer of the Registrant has been successful in the defense of any action, suit or proceeding referred to above, the Registrant would have the right to indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

ITEM 16. EXHIBITS

        EXHIBIT
        NUMBER                                    DESCRIPTION
        ------     --------------------------------------------------------------------------
          1.1      Form of Underwriting Agreement.*
          3.1      Certificate of Incorporation of CKE Restaurants, Inc. filed as Exhibit 3.1 to the Company's Registration Statement on form S-4 (Registration No.
                   33-          ), which is hereby incorporated herein by this reference.
          3.2      Bylaws of CKE Restaurants, Inc. filed as Exhibit 3-2 to the Company's
                   Registration Statement on form S-4 (Registration No. 33-          ), which
                   is hereby incorporated herein by this reference.
          4.1      Form of Indenture for Senior Debt Securities.
          4.2      Form of Debenture for Senior Debt Securities (included in Exhibit 4.1).
          4.3      Form of Indenture for Subordinated Debt Securities.
          4.4      Form of Debenture for Subordinated Debt Securities (included in Exhibit
                   4.3).
          4.5      Form of Certificate of Designations for Preferred Stock.
          4.6      Form of Specimen Certificate for Preferred Stock.*
          4.7      Form of Deposit Agreement.
          4.8      Form of Depositary Receipt (included in Exhibit 4.7).
          5.1      Form of Opinion of Gibson, Dunn & Crutcher.*
          5.2      Form of Tax Opinion of Gibson, Dunn & Crutcher.*
         12.1      Calculation of Ratio of Earnings to Fixed Charges.
         22.1      Subsidiaries of the Company.*
         23.1      Consent of Independent Auditors.
         23.2      Consent of Gibson, Dunn & Crutcher (included in Exhibit 5.1).
         24.1      Power of Attorney (Included on Page II-4 hereof).
         25.1      Statement of Eligibility of Trustee on Form T-1 (bound separately).*

- ---------------

 * To be filed by amendment.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is arrested by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemd to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California on March 4, 1994.

                                          CKE RESTAURANTS, INC.

                                          By: /s/  DONALD E. DOYLE
                                             -----------------------
                                              Donald E. Doyle
                                              President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald E. Doyle, Loren C. Pannier and Richard C. Celio, each individually as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all Registration Statements filed by CKE Restaurants, Inc., a Delaware corporation, in which the undersigned holds offices, and any amendments to the Registration Statement, and to file any and all of the same, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                               CAPACITY                  DATE
- -----------------------------------------------    -------------------------    ---------------
                  /s/  DONALD E. DOYLE                 President, Chief           March 4, 1994
- -----------------------------------------------      Executive Officer and
                  Donald E. Doyle                     Director (Principal
                                                      Executive Officer)


               /s/  WILLIAM P. FOLEY II              Chairman of the Board        March 4, 1994
- -----------------------------------------------
               William P. Foley II

                  /s/  CARL N. KARCHER             Director and Chairman of       March 4, 1994
- -----------------------------------------------       the Board Emeritus
                  Carl N. Karcher

                     /s/  PETER CHURM                      Director               March 4, 1994
- -----------------------------------------------
                     Peter Churm

                 /s/  DANIEL W. HOLDEN                     Director               March 4, 1994
- -----------------------------------------------
                 Daniel W. Holden

                  /s/  CARL L. KARCHER                     Director               March 4, 1994
- -----------------------------------------------
                  Carl L. Karcher

                   SIGNATURE                               CAPACITY                  DATE
- -----------------------------------------------    -------------------------    ---------------
              /s/  DANIEL D. (RON) LANE                    Director               March 4, 1994
- -----------------------------------------------
               Daniel D. (Ron) Lane

                  /s/  KENNETH OLSEN                       Director               March 4, 1994
- -----------------------------------------------
                    Kenneth Olsen

              /s/  ELIZABETH A. SANDERS                    Director               March 4, 1994
- -----------------------------------------------
               Elizabeth A. Sanders

                 /s/  LOREN C. PANNIER              Senior Vice President,        March 4, 1994
- -----------------------------------------------     Chief Financial Officer
                 Loren C. Pannier                    (Principal Financial
                                                           Officer)


                   /s/  LAURIE A. BALL                  Vice President,           March 4, 1994
- -----------------------------------------------       Controller (Principal
                   Laurie A. Ball                         Accounting
                                                           Officer)


                               INDEX TO EXHIBITS

                                                                                 SEQUENTIALLY
   EXHIBIT                                                                         NUMBERED
   NUMBER                                DESCRIPTION                                 PAGE
                                                                                 -------------
      1.1    Form of Underwriting Agreement*....................................
      3.1    Certificate of Incorporation of CKE Restaurants, Inc. filed as
             Exhibit 3.1 to the Company's Registration Statement on form S-4
             (Registration No. 33-          ), which is hereby incorporated
             herein by this reference...........................................
      3.2    Bylaws of CKE Restaurants, Inc. filed as Exhibit 3-2 to the
             Company's Registration Statement on form S-4 (Registration No.
             33-          ), which is hereby incorporated herein by this
             reference..........................................................
      4.1    Form of Indenture for Senior Debt Securities.......................
      4.2    Form of Debenture for Senior Debt Securities (included in Exhibit
             4.1)...............................................................
      4.3    Form of Indenture for Subordinated Debt Securities.................
      4.4    Form of Debenture for Subordinated Debt Securities (included in
             Exhibit 4.3).......................................................
      4.5    Form of Certificate of Designations for Preferred Stock............
      4.6    Form of Specimen Certificate for Preferred Stock*..................
      4.7    Form of Deposit Agreement..........................................
      4.8    Form of Depositary Receipt (included in Exhibit 4.7)...............
      5.1    Form of Opinion of Gibson, Dunn & Crutcher*........................
      5.2    Form of Tax Opinion of Gibson, Dunn & Crutcher*....................
     12.1    Calculation of Ratio of Earnings to Fixed Charges..................
     22.1    Subsidiaries of the Company*.......................................
     23.1    Consent of Independent Auditors....................................
     23.2    Consent of Gibson, Dunn & Crutcher (included in Exhibit 5.1).......
     24.1    Power of Attorney (Included on Page II-4 hereof)...................
     25.1    Statement of Eligibility of Trustee on Form T-1 (bound
             separately)*.......................................................

- ---------------

 * To be filed by amendment.